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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2003

The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

355 South 520 West
Lindon, Utah 84042
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (801) 765-4999

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

        The SCO Group, Inc. ("SCO"), the owner of the UNIX® operating system, today announced it has expanded the scope of its agreement with its law firm, Boies, Schiller & Flexner LLP for the protection of and defense against unauthorized use and exploitation of SCO's intellectual property.

        As part of the expanded scope, the firm has been engaged to support SCO regarding issues relating to copyrighted UNIX code incorporated into Linux without authorization or appropriate copyright notices. Code that has been identified includes Unix System V code as well as copyrighted code included in the 1994 settlement between Unix Systems Laboratories, Inc. and Berkeley Software Design, Inc. SCO acquired this code and associated copyrights in 1995 from Novell.

        In connection with SCO's $50,000,000 private placement of Series A Convertible Preferred Stock completed on October 16, 2003, SCO has agreed to pay Boies, Schiller & Flexner LLP and other law firms representing SCO, $1,000,000 in cash and issue 400,000 shares of SCO's common stock. As a result of the issuance of this consideration, SCO anticipates recording a charge to earnings of approximately $8,956,000 in its fourth quarter that ended October 31, 2003. This $8,956,000 charge to earnings is comprised of non-cash expense of $7,956,000 related to the issuance of the 400,000 shares of common stock and $1,000,000 in cash expense.

        Additionally, SCO anticipates recording a non-cash charge for the beneficial conversion feature related to the issuance of the Series A Convertible Preferred Stock of approximately $8,741,000 in the fourth quarter that ended October 31, 2003. The beneficial conversion feature represents the intrinsic value of the difference in the Series A conversion price of $16.93 per share and the closing market price of SCO's common stock on October 16, 2003 of $19.89 per share. In addition to the stated dividend rate, dividends on the Series A Convertible Preferred Stock will accrue on the difference between the stated dividend rate and 12% per annum. These dividends will reduce earnings available to common stockholders if or when incurred.

Item 9. Regulation FD Disclosure

        In line with previous guidance, SCO expects revenue for its fourth quarter ended October 31, 2003 to be in the range of $22,000,000 to $25,000,000. SCO will discuss its full results of operations for its fourth quarter and fiscal year ended October 31, 2003, in a conference call on December 8, 2003.

Note Regarding Forward-looking Statements:

        This report contains forward-looking statements related to SCO's efforts to protect its intellectual property rights, certain non-cash charges to be recorded in its fourth quarter that ended October 31, 2003 and financial guidance for its fourth quarter that ended October 31, 2003. These forward-looking statements are subject to risks and uncertainties including the risk that SCO may not prevail in pending or contemplated litigation or otherwise be successful in its efforts to protect its intellectual property rights. In addition, SCO's anticipation that it will record certain non-cash charges in its fourth quarter that ended October 31, 2003 and its stated revenue expectations for its fourth quarter and fiscal year ended October 31, 2003 are subject to the completion of its fiscal 2003 audit and any audit adjustments. Other risks and uncertainties related to these forward-looking statements are set forth in SCO's filings with the Securities and Exchange Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2003

By:	/s/ ROBERT K. BENCH Chief Financial Officer Principal Financial and Accounting Officer

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  Item 5. Other Events and Regulation FD Disclosure
  Item 9. Regulation FD Disclosure
SIGNATURES